UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2022

DESTINY MEDIA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-28259	84-1516745
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1110 – 885 West Georgia Street
 Vancouver, British Columbia, Canada V6C 3E8
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (604) 609-7736

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Destiny Media Technologies Inc. (the "Company") held its Annual General Meeting (the "Meeting") of stockholders of the Company (the "Stockholders") on February 18, 2022. At the Meeting, the Stockholders voted on the following three proposals and cast their votes as described below.

Proposal One

The individuals listed below were elected as members of the Board of Directors, each to hold office until the next Annual General Meeting of stockholders or until their respective successors have been elected or qualified.

Nominee	For	Withheld
Frederick Vandenberg	4,695,233	78,817
Hyonmyong Cho	4,657,278	116,772
S. Jay Graber	4,692,004	82,046
David Summers	4,695,044	79,006
David Mossberg	4,671,664	102,386

Proposal Two

Proposal two was a management proposal to ratify the appointment of Davidson & Company LLP as the Company's independent registered public accounting firm for the fiscal year ending August 31, 2022.  This proposal was approved.

	For	Against	Abstained
Ratification of Davidson & Company LLP as the Company's Independent Registered Public Accounting Firm	5,717,763	10,139	765

Proposal Three

Proposal three was a management proposal to ratify the 2022 Stock Option Plan.  This proposal was approved.

	For	Against	Abstained
Ratification of the 2022 Stock Option Plan	4,408,641	299,010	66,399

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINY MEDIA TECHNOLOGIES INC.

Date: February 22, 2022
	By:	/s/ FREDERICK VANDENBERG

FREDERICK VANDENBERG
Chief Executive Officer, President and Secretary